Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S−1 of our reports dated April 19, 2016 and May 16, 2016 and April 15, 2015, relating to the consolidated financial statements of Rennova Health, Inc., which appear in Rennova Health, Inc.'s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 17, 2016. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

December 14, 2016